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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                               September 17, 1999

                Date of Report (Date of earliest event reported):



                        INTERSCIENCE COMPUTER CORPORATION
             (Exact name of registrant as specified in its charter)



         California                       1-12312                     95-3880130
(State or other jurisdiction       (Commission File Number)        (I.R.S. Employer
      of incorporation)                                          Identification Number)

                        5171 Clareton Drive, Agoura Hills
                                California 91301
                    (Address of principal executive offices)

Registrant's telephone number, including area code: (818) 707-2000




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ITEM 2   ACQUISITION OR DISPOSITION OF ASSETS:
On September 17, 1999, the Company acquired the assets (the "Camino Assets") of Camino Systems Inc. ("Camino") for 468,000 shares of the Company's Common Stock and assumption of certain liabilities of Camino. The Camino Assets consisted of certain business contracts and intangible personal property. The consideration for the Camino Assets was determined through negotiations between the management of Camino and the Company.

Designed for the LAN, WAN, Internet and Intranet marketplace, Camino's Highway Server HSM software provides unlimited storage on multiple platforms by utilizing cost-effective optical jukeboxes as repositories for the vast amount of data accumulated on a network.

Camino Highway Server provides transparent, multi-stage migration to optical storage from a variety of network platforms, including Novell NetWare, NT, Mac and Unix. It can accommodate virtually unlimited volumes of information, including database, image, audio/video, video conferencing and medical images.



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ITEM 7.  FINANCIAL STATEMENTS:

         (a) and (b) Financial Statements:

                                  In view of the size of and amount of
                                  investment involved in the
                                  acquisition of the Camino Assets, no
                                  financial statements are required to be filed.

         (c)     Exhibits:

        Exhibit
        Number       Description
        -------      -----------
        10.1         Asset Purchase Agreement dated as August 11, 1999 between
                     the Company and Camino with Addendum.

        10.2         Security Agreement - Stock Pledge dated as September 17,
                     1999 between the Company and Camino.

        10.3         Registration Rights Agreement dated as of September 17,
                     1999 between the Company and Camino.




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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     INTERSCIENCE COMPUTER CORPORATION



Date:  September 30, 1999            By:   /s/ Walter Kornbluh
                                         -----------------------------------
                                          Walter Kornbluh, President



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                                INDEX TO EXHIBITS

        Exhibit
        Number       Description
        -------      -----------
         10.1        Asset Purchase Agreement dated as August 11, 1999 between
                     the Company and Camino with Addendum.
         10.2        Security Agreement - Stock Pledge dated as September 17,
                     1999 between the Company and Camino.
         10.3        Registration Rights Agreement dated as of September 17,
                     1999 between the Company and Camino.


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